Exhibit 99.4

Herley Announcement and Q410 Pre-Announcement Conference Call Script

MONDAY, February 7, 2011

LAURA

Good afternoon, everyone, and thank you for joining us for the Kratos Defense & Security Solutions Call to discuss our announcements that we entered into a definitive agreement to acquire Herley Industries, Inc., and to provide preliminary fourth quarter revenue and EBITDA results.

With me today is Eric DeMarco, Kratos' President and Chief Executive Officer, Deanna Lund, Kratos' Executive Vice President and Chief Financial Officer, Richard Selvaggio, Kratos' Weapons Systems President, and Stacey Rock, Kratos' Weapons Systems Senior Vice President and Chief Technology Officer.

Before we begin the substance of today's call, I'd like to make some brief introductory comments:

Earlier this afternoon, we issued a press release which outlines the topics we plan to discuss today. If anyone has not yet seen a copy of this press release, it is available on EDGAR as an exhibit to the 8-K we recently filed. Additionally, I'd like to remind our listeners that this conference call is open to the media and we are providing a simultaneous webcast of this call for the public. A replay of our discussion will be available on the Company's web site later today.

During this call, we will discuss some factors that are likely to influence our business going forward. These forward-looking statements may include comments about our plans and expectations of future performance for Kratos as well as for the pending acquisition of Herley. These plans and expectations are subject to risks and uncertainties which could cause actual results to differ materially from those suggested by our forward looking statements. Specifically, we signed a definitive agreement to acquire Herley today and there are no assurances that the acquisition of Herley will be completed or completed on time. All of our statements with respect to the expected impact of the acquisition of Herley on our business are subject to the risk that the acquisition may not be completed at all or may not be completed on the expected timeline.

We encourage all of our listeners to review our SEC filings, including our most recent 10-Q and 10-K, and any of our other SEC filings for a more complete description of these risks. A partial list of these important risk factors is included at the end of the press release we issued today. Our statements on this call are made as of February 7, 2011, and the Company undertakes no obligation to revise or update publicly any of the forward-looking statements contained herein, whether as a result of new information, future events, changes and expectations, or otherwise, for any reason.

This conference call will include a discussion of "non-GAAP financial measures" as that term is defined in Regulation G. Certain of the information discussed, including, EBITDA, Adjusted EBITDA and the associated margin rates are considered non-GAAP financial measures. Kratos believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of the Company's business and the Company's cash flow, excluding extraordinary items and non-cash and non-operational items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Separately, we announced today that we are in the process of conducting a public offering of our common stock. Kratos has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for an underwritten public offering in connection with its proposed acquisition of Herley as well as for general corporate purposes. Before you invest in such offering, you should read the preliminary prospectus supplement, including the base registration statement (and accompanying prospectus), and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter participating in the offering will arrange to send you the preliminary prospectus supplement and accompanying prospectus if you request them by calling toll-free (877) 547-6340.

In addition you should note that the tender offer for the shares of Herley Common Stock has not commenced. The Company intends to file a tender offer statement on Schedule TO with the SEC, and Herley also intends to file a solicitation/recommendation statement on Schedule 14D-9, with respect to the tender offer described in this Current Report on Form 8-K and the exhibits attached hereto. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement will contain important information, including the various terms of, and conditions to, the tender offer, that should be read carefully by Herley's stockholders before they make any decision with respect to the tender offer. Such materials, when prepared and ready for release, will be made available to Herley's stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC's Web site: www.sec.gov and may also be obtained by directing a request to the Corporate Secretary of Kratos Defense & Security Solutions, Inc., at (858) 812-7300.

Finally, certain statements in this conference call may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company's expectations regarding financial performance and other statements that are not purely statements of historical fact , the benefits and synergies expected to result from the acquisition and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of Kratos and Herley; potential adverse reactions or changes to business relationships resulting from the acquisition; unexpected costs, charges or expenses resulting from the acquisition; litigation or adverse judgments relating to the acquisition; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; and any changes in general economic and/or industry-specific conditions. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 27, 2009, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.

In today's call, Ms. Lund will discuss our preliminary financial results for the Fourth Quarter and Full Year of 2010. Mr. DeMarco will then discuss the pending transaction of Herley Industries, Inc., provide a summary of Herley's primary product offerings and will discuss our plans to fund the transaction, and Mr. Selvaggio and Mr. Rock will provide a more detailed description of the strategic rationale of the Herley transaction, including a detailed discussion of the key programs that Herley is involved in.

With that said, it is my pleasure to turn the call over to Ms. Lund.

DEANNA

Thank you Laura;

Good afternoon

Today we reported preliminary operating results for the fourth quarter of $120 to $122 million of revenues and adjusted EBITDA of $12.5 to $13.0 million, which equates to an adjusted EBITDA margin of 10.2% to 10.8%. For the full year, preliminary operating results are $407.7 to $409.7 million in revenues and adjusted EBITDA of $39.3 to $39.8 million, or 9.6% to 9.8% of revenues.

The adjusted EBITDA margin rate range of 10.2% to 10.8% for the fourth quarter of 2010 compares sequentially to an adjusted EBITDA margin of 9.8% in the third quarter of 2010. On a year-over-year basis, the adjusted EBITDA margin rate of 9.6% to 9.8% for full year 2010 has improved sequentially from 6.4% for calendar 2008 and 7.4% for calendar 2009.

The improvement in operating margins and adjusted EBITDA reflects a favorable contract mix of revenues, the continued leverage of the Company's SG&A infrastructure as the business grows, and the continued successful integration of businesses we have acquired.

From a cash flow perspective, we generated approximately $3 million for the fourth quarter of cash flow from operations, and approximately $28 million for calendar 2010. From a liquidity standpoint at December 26, 2010, we had cash on hand of approximately $10 million and debt outstanding on our senior notes of $225 million, or net debt of $215 million.

As you may recall when we issued the senior notes in May of 2010 to acquire Gichner and refinance our existing debt, our leverage ratio was approximately 5.2 times. As a result of the contributions of EBITDA growth both from an acquisition and organic standpoint, our leverage at year end is approximately 4.1 times, as defined in accordance with the Senior Notes agreement.

With regards to the Herley transaction, we believe that the proposed transaction will be accretive to our EPS, based upon the cash taxes we will pay, excluding transaction expenses which are required to be expensed, and based on current debt market conditions. As we have discussed previously, we believe that it is most meaningful to focus on our cash tax payments rather than our GAAP tax provision which can fluctuate due to the full valuation allowance or reserve on our deferred tax assets.

In closing, as our operating results are preliminary, we will provide additional details of our final operating results when we report our fourth quarter and full year earnings, which is scheduled for Tuesday, March 1st.

With that, I'll turn it over to Eric to discuss the pending transaction with Herley, and to provide a summary of Herley's product offerings and finally, to discuss our plans to fund the transaction.

ERIC

Thank you Deanna.

Today we provided preliminary fourth quarter revenue and EBITDA estimated results.

We wanted to report this information along with the acquisition announcement, and as we execute the equity offering.

Before we discuss the acquisition of Herley, I want to reiterate an important point that Deanna made a moment ago regarding the successful integration of the previous acquisitions that we have made.

Kratos has an outstanding team of executives and managers that are experts in M&A, and in the related integration process.

One of the primary reasons Kratos had such a strong forth quarter, and fiscal 2010, is due to the continued successful integration of these acquisitions, the elimination or reduction of redundant costs by our team, and the ability to generate significant free cash flow from operations as we reported today.

With that said, let's talk about our pending acquisition of Herley.

Herley is a leading provider of electronic systems, sub systems and components, specifically in microwave and millimeter wave technologies serving the global defense industry.

Herley was founded in 1965 and has approximately 1000 employees, a significant number of which are engineering or technical in nature.

Herley is one of the very few pure play Electronic Warfare and Electronic Attack product and solution providers in the market space today.

Herley is in well funded, high priority, mission critical areas of National Security and for the Department of Defense.

And Herley is a direct supplier to all service Branches of the U.S. Military, and a first-tier supplier to all prime defense contractors.

Herley's products are key to United States National Security and are crucial to mission-critical applications, including:

Electronic Warfare Systems
Electronic Attack Systems

Neutralization of potential adversaries' electronic warfare systems, weapon systems and command and control systems

Herley products are also critical to:

Aerial Electronic Warfare and Electronic Attack
Electronic Warfare Threat and Radar simulators

Aerial EW and EA Platforms, including both manned and unmanned platforms

And to numerous entrenched and long lived weapons systems and weapons platforms, the vast majority of which Kratos is familiar with.

Examples of the platforms that Herley's products support in the Electronic Attack, Electronic warfare, Radar, Threat Neutralization and Threat Simulation areas are the F-16, EA-18, F-18, AMRAAM and the Trident Ballistic Missile.

Herley products also support the F-15, the EA-6B Electronic Warfare platform, the Light Airborne Multipurpose System or LAMPS sonar detection platform, and the P-8A Poseidon Anti-submarine warfare platform.

Specifically related to the programmatic and organizational fit of Herley with Kratos, this morning we have with us Richard Selvaggio, President of Kratos' Weapons Systems Business, and Stacey Rock, Weapons Systems Senior Vice President, and one of the leading technical and engineering executives in our company.

In a few minutes, Richard and Stacey will discuss with you in additional detail:

    The incredible complementary fit between Herley and Kratos

    The potential customer leverage that we see between the two businesses

    The organic growth opportunities we see between the businesses

    The major Herley programs, and the long term, stable, recurring revenue streams generated by these programs

    And finally, the enabling technologies between the two companies, and the future mission critical platforms and programs that we will be pursuing.

There are many reasons why this is just an outstanding opportunity for Kratos, including the following:

The majority of Herley's business is single-source, and entrenched on mission critical National Security Platforms

Herley is also very diversified across these mission critical platforms, with no one program making up greater than 8% of Herley's sales, and, on a combined basis, no Herley platform comprising more than approximately 3% of the combined Kratos/Herley businesses total revenue.

Herley's products are sold to numerous foreign militaries, and we see significant Foreign Military Sales opportunities for Herley when combined with Kratos.

In total, Herley products are embedded on over 120 individual platforms.

Additionally, there are extremely high barriers to entry to the type of business Herley is involved in, including:

    Technology superiority

    Engineering and Specialty personnel

    Customer relationships, customer trust and the potential risks associated with customers going to new, unproven suppliers

    And the fact that, once these extremely high technology based systems are designed into major platforms or programs, they are extremely difficult to be displaced

From a strategic fit standpoint, Herley's business is focused on providing products to National Security and Defense related platforms that Kratos has experience with, has worked on or supported, or that we are familiar with.

As Stacey and Richard will discuss with you in some detail, Herley's existing products primarily support Fielded Systems that are solidly funded, like the F-18, the Trident Missile, the AMRAAM and the EA-18 Growler, as well as products that are embedded in United States and Foreign Military Sales customers' arsenals, and will be for the foreseeable future.

Herley's New Business Pipeline is very strong, as is to be expected, with Herley's products and technology being focused on well funded, mission critical National Security priority areas, including:

    Intelligence, Surveillance and Reconnaissance

    Command and Control

    Electronic Warfare

    Electronic Attack

    Advanced Radars

    And Electronic Cyber Attack

Once the transaction Closes, Herley will be integrated with Kratos' Weapons Systems Business

Kratos' Weapons Systems Business is where Kratos currently works with, or supports, many of the same types of platforms and programs that Herley currently supports, including:

    Manned and unmanned aircraft

    Tactical and Ballistic Missiles

    Sensor and Radar based platforms

    And Aerial Targets

Kratos WSS business is also where Kratos performs most of our Foreign Military Sales Business, and as I mentioned before, where we see significant future opportunity with Herley.

Additionally, and very importantly, the general managers of Herley's largest divisions, including Herley's President and CEO, have all agreed to remain with Kratos after the transaction.

I would now like to introduce Richard Selvaggio, President of the Kratos Weapon Systems Solutions Division, which is headquartered in Huntsville Alabama.

Richard has over 25 years of experience in engineering, manufacturing and product support of military weapon systems and their associated ground support equipment, including the:

    US Army Air Defense Missile System Maintenance—4 Years
    Ford Aerospace for 12 Years working with Missiles/Missile Systems & Electro-Optical Sensors
    Madison Research/Kratos for 15 Years working with Missiles/Missile Systems
    BS in Computer Science

Richard has extensive international product support experience, specifically in the US Army Foreign Military Sales (FMS) programs including:

    Sidewinder—Asia & Middle East
    AMRAAM—Europe
    HAWK—Europe & Middle East
    Chaparral—Europe, Middle East & Asia
    Avenger—Europe & Middle East

And Mr. Stacey Rock, Senior Vice President and Chief Technology Officer of the Kratos Weapon Systems Solutions Division.

Stacey has over 20 years' experience in research, development and engineering in the aerospace and defense industry, including with:

The U.S. Air Force Arnold Engineering Development Center for 3 years

    CFD Research—6 years
    L-3 Communications/SYColeman—3 years
    Kratos/Digital Fusion—6 years

North Carolina State University—2 years BS and MS in Aerospace Engineering

Stacey has broad-based experience in research and development supporting manned and unmanned air vehicles, tactical missiles, hypersonic and reentry systems, advanced optical sensors, ground and flight test programs, airborne sensor development, chemical and biological sensors, and multi-disciplinary weapons analysis.

Organizations supported include U.S. Army SMDC, U.S. Army AMRDEC, the Missile Defense Agency (MDA), Missile & Space Intelligence Center (MSIC/DIA), Air Force Research Laboratory (AFRL), Office of Naval Research (ONR), and NASA.

I am Richard Selvaggio, President of the Kratos Weapon Systems Solutions Division which is headquartered in Huntsville Alabama.

I am extremely pleased and excited to welcome Herley to the Weapon Systems Solutions Division.

Consistent with our defined acquisition strategies, the acquisition of Herley Inc. will continue to expand our Division product offerings with a focus on platform sustainment and technology insertion.

The Weapon Systems Solutions Division is the largest division within Kratos Defense & Security Solutions, with an array of products and services to provide lifecycle support for weapon system platforms.

As a premier mid-tier platform solutions provider, Kratos WSS has extensive technical expertise on multiple aviation and ground based weapons platforms as well as an extremely talented advanced technologies engineering capability.

Our extensive current customer base includes the US Army Aviation & Missile Command, US Army Space and Missile Defense Command and the DOD Missile Defense Agency which are located in Huntsville Alabama.

Additionally, we have extensive presence in the International arena by virtue of multiple Foreign Military Sales programs whereby we are supporting US Allied nations fielded weapon systems.

Our Division senior leadership has years of experience in weapon systems and their respective platforms. The diversity of our senior leadership experience, from OEM providers such as Lockheed Martin and Ford Aerospace, to small research and development entities, provides the division with the leadership and technical expertise to embark in all facets of weapon system lifecycle support.

I would like to briefly discuss our Strategic Rationale in acquiring Herley, the synergies created by the acquisition, and the operational program and technology highlights. Specific platforms, synergies and enabling technologies will be presented by Mr. Stacey Rock, Senior Vice President of Weapon Systems Solutions and the Division's Chief Technology Officer.

Programs and technologies discussed today are a sampling of the total as security and confidentiality restrictions limit the disclosure of many current and future programs.

Kratos' WSS acquisition business strategy focuses on six primary objectives:

  •
  Primarily on weapon platforms

  •
  Does not compete/overlap with existing products business

  •
  Kratos can leverage existing customer relationships for product expansion

  •
  Upside/potential in the international/FMS market

  •
  Fielded and/or legacy weapon platforms

  •
  Substantial and proven historical performance in terms of delivery, revenue, and margin

Consistent with our approach, Herley brings a wealth of platform expertise and diversification to the division.

With Herley's integrated microwave assembly products, we add a unique aspect to our WSS weapon platform product offerings, thereby increasing our ability to gain market share in the lifecycle support & platform sustainment market.

Our simulation & modeling expertise will be leveraged to accelerate Herley's strategic growth initiatives in this area.

We will leverage our current International tactical missile operations to grow current Herley strategic initiatives specifically in tactical missile programs.

Herley supports a wealth of fielded weapon platforms that will be deployed with the US and Foreign Allied Nations for decades.

Herley is one of the major providers in their product market space, with decades of proven performance and substantial intellectual property.

The addition of Herley provides Kratos WSS with expanded capabilities to provide both product and technology support to the Warfighter weapon system platforms.

  –
  Microwave signals are electromagnetic waves with high frequencies (500 MHz to 300 GHz) and short wavelengths; ~35 percent of all terrestrial communication is maintained by microwave radio relay systems

  –
  Microwave has the capacity to broadcast great quantities of information because of its higher frequencies

Integrated microwave assemblies enhance overall system performance by combining a number of system functions within one module. This offers exceptional advantages in system performance, including reduced module and system costs, reduced overall subsystem size and improved product functionality.

Typical integrated assemblies include:

  Switched Filter Banks
  Transceiver modules
  Transponder modules
  Radar modules
  High power source modules
  Multi function modules

Herley is a significant player in the field of electronic warfare (EW), integrated microwave assemblies (IMAs), and subsystems for various weapon platforms, radar and communications systems, aerial targets, and test programs.

Herley delivers a leading position in both active and passive microwave subsystems and components capability; the acquisition establishes Kratos as a leading global supplier in the microwave arena.

Herley products can be found on multiple major US platforms, including F-16, F/A-18, F/A-22, P-8A, Trident Test Articles, and the Advanced Medium Range Air-to-Air Missile (AMRAAM).

The company brings excellent value to Kratos by virtue of its wealth of intellectual data and a compound annual revenue growth over the last two fiscal years of 18%, with growth expected to continue into the future.

I would like to now introduce Mr. Stacey Rock who will discuss several of the ongoing Herley programs as well as enabling technologies that will ensure technology insertion into the next generation of weapon system platforms and their associated supporting equipment.

[By Mr. Rock]

A large percentage of Herley's product and revenue base is obtained from supporting well established or legacy weapons platforms. I will discuss ten programs that demonstrate Herley's position on established and mission-critical platforms.

  •
  Trident II D-5 Fleet Ballistic Missile—The Trident II is the U.S. Navy's submarine-launched intercontinental ballistic missile deployed on the Ohio Class submarines. Herley is a sole-source provider to Lockheed Martin providing telemetry and flight termination products. The Navy is executing a program to extend the operational life of the Trident II missile system to 2050. Herley's position on this platform is a prime example of supporting legacy systems with continuing and extended service lives.

  •
  Standard Missile-3 is the engagement element of the Aegis deployed Ballistic Missile Defense (BMD) system. The system integrates SM-3 with the Aegis Weapon System aboard U.S. Navy cruisers and destroyers to provide defense against short- to intermediate-range ballistic missile threats. Herley is a sole-source provider to Raytheon Missile Systems supporting flight termination system components. Production of the SM-3 will continue through 2018 with continued upgrades and cooperative programs between the U.S. and Japan.

  •
  Advanced Medium Range Air-to-Air Missile (AMRAAM)—AMRAAM is a combat-proven air-to-air missile system developed jointly by the U.S. Navy and U.S. Air Force. Herley has a twenty-year history supporting this program and is a sole-source provider to Raytheon and Harris Corporation for telemetry and flight test support products. AMRAAM has a scheduled service life beyond 2020 and has been fielded by 33 countries.

  •
  SH-60 LAMPS—The U.S. Navy's Light Airborne Multipurpose System employs the Sikorsky SH-60 Seahawk for anti-submarine and surface warfare missions. Herley provides a number of integrated microwave assemblies to Lockheed Martin and Telephonics in support of this program. Continued production and upgrades to this system are expected beyond 2015.

  •
  Air Force Subscale Aerial Target (AFSAT)—Stable production and deliveries of the U.S. Air Force's BQM-167 aerial target are planned through 2019. Herley has a long-term, single-source relationship with Composite Engineering Inc., the manufacturer of the BQM-167. Herley provides the airborne avionics suite and command & control systems. Significant international markets also exist for this product, specifically with South Korea and Taiwan.

  •
  EA-18G Airborne Electronic Attack Aircraft—The EA-18G Growler, currently being delivered, is the U.S. Navy's next generation Airborne Electronic Attack Aircraft based on the F/A-18F Super Hornet. Herley provides various integrated microwave assemblies on this platform. A total procurement of 114 aircraft is planned through 2013 with future export opportunities including Australia. Similar to other programs, Herley has a long-term, single-source relationship with Northrop Grumman on this platform.

  •
  P-8a Poseidon is the U.S. Navy's replacement for the aging P-3 Orion fleet. This Anti Submarine Warfare & ISR platform is based on the Boeing 737 airframe. Similar to the products provided for the EA-18G, Herley provides five distinct integrated microwave assemblies to Northrop Grumman under sole-source contracts. The U.S. Navy projects 117 aircraft to be delivered over the next decade. International sales of variants of the P-8 are also planned for India and Australia.

  •
  RC-135 Rivet Joint Reconnaissance Aircraft is another example of Herley's long-term customer relationships supporting airborne electronic intelligence platforms. Herley provides microwave switch assemblies through L-3 Communications. Herley product deliveries are expected to continue over the next 3 to 5 years with the P-8 Poseidon being proposed as a potential replacement platform for the current Rivet Joint.

  •
  F-16 Multi-role Fighter—Herley provides integrated microwave assemblies and components for the APG-66/68 Pulse-Doppler Radar and the Self Protection Electronic Warfare Suite (SPEWS). Although production on the F-16 has ceased for the U.S. Air Force, the program life has been extended through 2020. Additionally, over 1200 aircraft are in service with foreign air forces providing a large installed base for product upgrades and modifications. Additionally, the F-16 fleet may be required to stay in service longer than currently planned due to delays in the Joint Strike Fighter program.

  •
  F/A-18 Super Hornet—Herley provides the Automatic Carrier Landing System for all variants of the F/A-18 including the F/A-18 E/F Super Hornet. Herley provides these products through sole-source contracts to the U.S. Navy. The projected service life for the F/A-18 platform extends beyond 2030 with anticipated spares and upgrades and the addition of international sales to Australia, Canada, Finland, Spain, and others.

As you can see from the representative platforms and products discussed, Herley is well positioned on fielded and legacy weapons systems with stable and recurring revenue as discussed previously in Kratos' strategic rationale for acquisitions.

The Weapon Systems Solutions (WSS) Division of Kratos is currently pursuing Advanced Technologies supporting UAV airframes and propulsion systems, high-altitude airships, advanced EO/IR sensors, MMW and THz systems, and manned aircraft systems. The WSS Division also continues to support the U.S. Army in the development, upgrade, and testing of a broad range of tactical missile systems. Similarly, Herley is investing in enabling technologies for related platforms and products. Examples of enabling technologies include broadband RF converters, direct digital components for high-frequency applications, low-power consumption devices, broadband digital RF memories, and nano and photonic technologies. These technologies are positioning Herley for programs across the UAV, Aviation, Tactical Missile, and Surface System platforms.

  •
  Herley is leveraging expertise in integrated microwave assemblies to target new opportunities in the UAV platform arena. Programs of interest include the MQ-4C Broad Area Maritime Surveillance (BAMS), the MQ-1 Predator, and MQ-1C Grey Eagle Unmanned Aerial Systems. Technologies for broadband RF converters, low-power and small form factor components are contributing technologies.

  •
  In the aviation arena, Herley is building on proven expertise in electronic warfare systems to pursue next generation aviation platforms including the F-35 Joint Strike Fighter (JSF) and the Next Generation Jammer. These platforms under development now will be a critical component for the Airborne Electronic Attack mission for the next several decades. As such, Herley is well positioned from a technology and customer base to support these programs.

  •
  While many of the tactical missile systems are established programs, the extended service life of these systems and the planned spiral upgrades create significant opportunity for product growth both in domestic and international markets. The Barak and Spyder are surface-to-air, anti-aircraft missile systems in development by foreign militaries. In addition, modifications, upgrades, and technology insertion will continue for SM-3 and AMRAAM and will continue to create continued and expanded product opportunities.

  •
  In the area of surface systems, Herley is targeting both the Surface Electronic Warfare Improvement Program (SEWIP) and the Air and Missile Defense Radar. SEWIP is a spiral block program to provide improved fleet electronic warfare capability, and the Air and Missile Defense Radar is a scalable solid-state radar suite intended for future Naval surface combatants. Both of these platforms represent significant, future, and long-term business opportunities for Herley.

In summary, Herley is currently positioning for continued success on platforms across the UAV, Aviation, Tactical Missile, and Surface System areas. As these systems mature, these programs and platforms will transition to augment and replace current fielded and legacy systems supported by Herley. As such, Herley is investing in the technologies, products, and customer relationships to ensure continued success as a market leader in RF and microwave products.

[By Mr. DeMarco]

Thank You Richard and Stacey

From a financial standpoint, the transaction is accretive across virtually all Kratos financial matrices, including:

  Earnings Per share
  EBITDA Margins
  Operating Income margins
  Cash Flow

Herley has a track record of solid revenue growth generated from its leading positions on long term, well-funded defense programs.

From fiscal 2008 through Herley's fiscal 2010, Herley's compounded annual revenue growth rate was 17.6%

Herley generated record financial performance in fiscal 2010 as the company focused on solid fundamentals and execution

Herley's revenue in its fiscal 2010 was approximately $188 million, a 17.5% increase above fiscal 2009.

For Herley's first fiscal 2011 quarter ended October 31, Herley reported revenue of approximately $49 million, adjusted EBITDA of $9.3 million, and a gross margin of 32.2%, the highest in its history.

From a cost synergy standpoint, we estimate approximately $4 to $5 million in annualized cost synergies, or approximately $1.2 million in quarterly redundant public company and corporate cost synergies will be realized.

Herley also has a backlog of $172 million, and a very strong bid and proposal backlog.

Very important to the financial model, cash flows and the deleveraging we are forecasting as we generate cash and reduce net debt, as you know, Kratos has approximately $200 million of federal net operating loss carry forwards which expire through 2027.

Kratos can utilize approximately $28 million per year of these loss carry forwards each of the next 5 years to shield the combined Kratos/Herley pre-tax income from federal income taxes.

Kratos' NOL carry forwards will contribute to the strong cash flow the combined company will generate, substantially reducing the cash paid for income taxes, which will of course result in accelerated delevering.

As we reported today, Kratos alone generated approximately $28 million in cash flow from operations in 2010, and combined with Herley, cash flow from operations will be significant.

Kratos also reported today fourth quarter adjusted EBITDA margins of 10.2% to 10.8%.

Herley's recently reported adjusted EBITDA margins are approximately 20%

The acquisition of Herley will be significantly accretive to Kratos' adjusted EBITDA margins.

Once again, you can see why Kratos is excited about this transaction

From a transaction valuation standpoint:

The purchase price is $19.00 per share

The Total Enterprise Value to be paid, excluding fees, is approximately $270 million, or approximately $6.5X Total Enterprise Value to adjusted EBITDA

The Net Transaction Cost, including all costs and fees, is approximately $305 million.

The total Net Transaction Cost purchase price multiple, to adjusted EBITDA, is approximately 7.3X.

Once again, the annual cost synergies expected to be realized by combining the businesses are approximately $4 to $5 million per year.

Related to the acquisition purchase price, we have a fully underwritten commitment letter from Jefferies, Key Bank and Oppenheimer for the full transaction enterprise value, plus the estimated transaction expenses of approximately $35 million.

Although we have a commitment letter to fund the entire transaction, we expect to fund a portion of the transaction with the proceeds from the stock offering that we announced today.

We believe that this is the optimal positioning of our capital structure.

We plan to fund the remainder of the transaction value with proceeds from additional senior secured notes that we expect to issue in the next several weeks, which will be "tacked on" to Kratos' currently trading 7 year Bonds currently trading at approximately 110 to PAR, or at approximately 7.8%.

From a time line stand point, on or before February 25 we will commence a tender for the Herley shares.

Approximately 30 days after the commencement of the tender, we will seek to complete the debt financing and close the transaction.

We also do not anticipate any anti-trust, or HSR related issues.

From a delevering standpoint, it is extremely important here to re-emphasize Kratos' approximate $200 million of net operating loss carry forwards, which we are currently forecasting to utilize approximately $140 million over the next 5 years, significantly reducing federal income taxes paid by the combined Kratos/Herley business.

Additionally, as you know, similar to the Herley transaction, in May of 2010 Kratos acquired Gichner, issued bonds to finance the transaction, and had initial leverage at that time of approximately 5.2X.

As of December 31, 2010, Kratos' leverage was down to approximately 4X, from 5.2X just 8 months earlier, primarily due to growth in Kratos EBITDA and minimal income taxes paid due to Kratos NOL's.

As demonstrated most recently with Gichner, which has turned out to be just an outstanding acquisition, a grand slam in my opinion thanks to Tom Mills and his team, Kratos has a proven record and management team in acquiring outstanding businesses at fair valuations, integrating the acquisitions and realizing significant synergies and cost savings, generating significant cash flow, and quickly delevering from the executed transaction.

As I mentioned previously, Herley's most recently reported backlog is $172 million, and it has a strong Bid and Proposal Pipeline.

In addition to these strong indicators, I want to close today's prepared remarks with some recent publicly reported and available information that is directly related to Kratos and certain of Herley's programs and contracts:

Two of Herley's largest publicly reported programs are related to the F-18 and the Electronic Attack, EA-18 Growler.

The F/A-18F Super Hornet and EA-18G are both aircraft with significant Electronic Warfare capabilities

These aircraft are key components of the Navy's Airborne Electronic Attack Program

The EA-18 is scheduled to replace the Navy's EA-6B Prowler

In September, 2010, the US Navy ordered an additional 66 Super Hornets and 58 additional Electronic Attack Growlers, the production of which will go through at least 2016.

Additionally, as a result of recent continued delays in the F-35, as noted in the Los Angeles Times on February 4, 2011, Secretary Gates announced an order of at least an additional 41 F-18's.

Also, in the December 20, 2010 Aerospace Daily and Defense Report, in addition to these recent DoD orders for the F-18 and EA-18, there are a potential 350 additional orders for the F-18 from Foreign Military Sales customers, and that the F-18 program is expected to continue well into the 2020's.

In the January 31, 2011 edition of Inside Defense, it was reported that the United States Navy intends on sustaining the Trident II D5 missile through at least 2042.

The Trident D5 is a major Herley program.

Additionally, in the February 4, 2011 edition of the same periodical, it was reported that the Defense Acquisition Board has endorsed the plan for the Trident II D5 to be the missile for the next generation Ballistic Missile Submarine.

The January 10, 2011 Aviation Week stated that "The US military growth industries for the next decade will be the cyber, electronic warfare and ISR technology realms . . . ."

This is what Kratos and Herley are both focused on.

The industry and market news related to Electronic Warfare and Electronic attack has been substantive and accelerating recently, including as related to Electronic attack and Cyber, and I encourage all of you to read the January 21, 2011 Wired.Com article entitled "New Navy Jammer Could Invade Networks, Nuke Sites.", which addresses a lot of what we have been discussing with you today.

In closing, at Kratos we are building the premier National Security Business in the industry today.

We have successfully executed on our strategic plan to date, successfully integrating our previous acquisitions, and substantially and sequentially increasing out EBITDA margin rates and cash flows

Our target top line, or revenue organic growth rate remains at 4%-6%, even in the current challenging economic environment, as we believe that we are focused on long term, mission critical, and National Security priorities.

We currently have a number of large proposals outstanding which we hope to hear on in the next few months, and we will keep you apprised of their status.

I apologize that we are unable to take questions at this time. This is due to the concurrent transactions that we are currently executing.

Deanna and I will both be at the Cowen Conference in New York on Wednesday of this week, where our presentation will be web cast, and we will be able to address all questions at that time

We look forward to updating you on the progress of the transaction and on reporting our final fourth quarter and full year financial results.

Eric